Financial Results and Supplemental Information FOURTH QUARTER 2025 February 23, 2026 Exhibit 99.2

Table of Contents

FINANCIAL RESULTS	Diversified Healthcare Trust Announces Fourth Quarter 2025 Financial Results	3
	Fourth Quarter 2025 Highlights	4
	Full Year 2026 Guidance	6
FINANCIALS	Key Financial Data	7
	Condensed Consolidated Balance Sheets	8
	Condensed Consolidated Statements of Income (Loss)	9
DEBT AND LEVERAGE	Debt Summary	10
	Debt Maturity Schedule	11
	Leverage Ratios, Coverage Ratios and Bond Covenants	12
INVESTMENTS	Summary of Capital Expenditures	13
	Redevelopment Information	14
	Property Dispositions Information Since January 1, 2025	15
	Investments in Unconsolidated Joint Ventures	16
PORTFOLIO INFORMATION	Portfolio Summary by Geographic Diversification and Property Type	18
	Portfolio Summary	19
	SHOP Units by Operator	20
	SHOP Segment and Same Property - Results of Operations	21
	Senior Living NOI by Manager	22
	Senior Living Results of Operations by Location	23
	Medical Office and Life Science Portfolio and Same Property - Results of Operations	24
	Portfolio Leasing Summary	26
	Tenants Representing 1% or More of Total Annualized Rental Income	27
	Medical Office and Life Science Portfolio Lease Expiration Schedule	28
	All Other Lease Expiration Schedule	29
APPENDIX	Company Profile and Research Coverage	30
	Governance Information	31
	Calculation and Reconciliation of NOI and Cash Basis NOI	32
	Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment	33
	Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre	34
	Calculation and Reconciliation of FFO, Normalized FFO and CAD	35
	Non-GAAP Financial Measures and Certain Definitions	37
WARNING CONCERNING FORWARD-LOOKING STATEMENTS		42

DIVERSIFIED HEALTHCARE TRUST

DHC
Nasdaq Listed

Trading Symbols:
Common Shares: DHC
Senior Unsecured Notes due 2042: DHCNI
Senior Unsecured Notes due 2046: DHCNL

Investor Relations Contact:
Bryan Maher, Senior Vice President
(617) 796-8234
ir@dhcreit.com

Corporate Headquarters:
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634

All amounts in this presentation are unaudited.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

Q4 2025 2

Q4 2025 3 "DHC finished an active 2025 on a strong note and is carrying significant positive momentum into 2026. Fourth quarter and full year results came in at the high end of our expectations, with fourth quarter same property SHOP NOI improving 27.6% over last year to $38.3 million, and full year SHOP NOI improving 31.3% to $139.3 million. Same property SHOP occupancy was 82.4% in the fourth quarter, up 90 basis points over last year, while average monthly rates increased 5.8%. Our Medical Office and Life Science segment ended the year with same property occupancy of 94.7% and a WALT of 5.0 years. During the quarter, DHC completed the transition of 116 AlerisLife managed communities to different operators that have proven track records and well-established regional footprints. We also sold 37 non-core properties for approximately $250.0 million in the fourth quarter and used proceeds to fully repay DHC’s zero coupon notes due in 2026, materially improving DHC’s balance sheet. As a result of these initiatives, DHC was the top performing REIT in the U.S. in 2025 with a total shareholder return of 112.6%. We look forward to building on this momentum in the year ahead, supported by our expectations for SHOP NOI growth of 26% to 33% in 2026." Christopher Bilotto, President and Chief Executive Officer Diversified Healthcare Trust Announces Fourth Quarter 2025 Financial Results RETURN TO TABLE OF CONTENTS Newton, MA (February 23, 2026): Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended December 31, 2025. Distribution On January 15, 2026, DHC declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on January 26, 2026. This distribution was paid on February 19, 2026. Conference Call A conference call to discuss DHC's fourth quarter 2025 financial results will be held on Tuesday, February 24, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-4297 or (412) 317-5435 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (855) 669-9658; the replay pass code is 7932578. A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, at www.dhcreit.com. The archived webcast will be available for replay on DHC's website after the call. The transcription, recording and retransmission in any way of DHC's fourth quarter conference call are strictly prohibited without the prior written consent of DHC. About Diversified Healthcare Trust DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of December 31, 2025, DHC’s approximately $6.3 billion portfolio included 298 properties in 33 states and Washington, D.C., with approximately 25,000 senior living units, approximately 5.6 million square feet of medical office and life science properties and occupied by approximately 290 tenants. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of December 31, 2025 and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

Q4 2025 4 Fourth Quarter 2025 Highlights RETURN TO TABLE OF CONTENTS • Net loss of $21.2 million, or $0.09 per share. • Normalized FFO of $21.8 million, or $0.09 per share. • Adjusted EBITDAre of $72.4 million. Same Property Cash Basis NOI For the Three Months Ended (dollars in thousands) December 31, 2025 September 30, 2025 % Change December 31, 2024 % Change SHOP $ 38,291 $ 31,931 19.9% $ 30,016 27.6 % Medical Office and Life Science Portfolio 24,134 23,893 1.0% 23,242 3.8 % All Other 7,991 6,828 17.0% 7,746 3.2 % Consolidated $ 70,416 $ 62,652 12.4% $ 61,004 15.4 % As of and for the three months ended December 31, 2025, unless otherwise noted As of and For the Three Months Ended December 31, 2025 September 30, 2025 Basis Point Change December 31, 2024 Basis Point Change Occupancy SHOP 81.6% 81.5% 10 80.0% 160 Medical Office and Life Science Portfolio 91.2% 86.6% 460 82.2% 900 Same Property Occupancy SHOP 82.4% 82.4% — 81.5% 90 Medical Office and Life Science Portfolio 94.7% 94.6% 10 94.6% 10 Financial Results Portfolio Update

Q4 2025 5 Fourth Quarter 2025 Highlights (continued) RETURN TO TABLE OF CONTENTS Operating Update • Year over year fourth quarter same property SHOP occupancy increased 90 basis points to 82.4% and average monthly rates increased by 5.8%, resulting in a 5.6% increase in same property SHOP revenues and a 27.6% increase in same property SHOP NOI. • Completed the transition of 116 communities to seven different operators in connection with the previously announced wind-down of AlerisLife. • Leased 81,055 square feet in the Medical Office and Life Science Portfolio at weighted average rents that were 7.9% higher than prior rents for the same space. As of and for the three months ended December 31, 2025, unless otherwise noted Liquidity and Financing Update • DHC fully redeemed the remaining balance of its then outstanding zero-coupon senior secured notes due 2026, using the net proceeds from the sale of 35 properties, together with cash on hand. DHC has no debt maturities until 2028. • Approximately $255.4 million of total liquidity, consisting of $105.4 million of cash and cash equivalents and $150.0 million available on DHC's undrawn secured revolving credit facility. • DHC's net debt to annualized Adjusted EBITDAre decreased to 8.1x compared to 11.2x as of December 31, 2024. • In January 2026, DHC received a $27.2 million cash dividend in connection with the sale of AlerisLife's assets. Acquisition and Disposition Update • In January 2026, DHC provided notice to exercise its purchase option for its properties subject to finance leases for an aggregate purchase price of $14.5 million resulting in $1.9 million of annual rent savings. DHC expects to close this acquisition by April 30, 2026. • DHC sold 16 SHOP and 21 Medical Office and Life Science properties for an aggregate of $251.2 million, excluding closing costs. • As of February 20, 2026, DHC was under agreement to sell 13 unencumbered properties for aggregate proceeds of $23.0 million, excluding closing costs.

Q4 2025 6 Full Year 2026 Guidance Low End High End NOI: SHOP $ 175,000 $ 185,000 Medical Office / Life Science (2) 94,000 98,000 All Other 28,000 30,000 Total NOI $ 297,000 $ 313,000 Adjusted EBITDAre $ 290,000 $ 305,000 Normalized FFO (3) $ 125,000 $ 140,000 Normalized FFO Per Common Share (3) $ 0.52 $ 0.58 Recurring Capital Expenditures: SHOP $ 80,000 $ 90,000 Medical Office / Life Science 20,000 25,000 All Other — — Total Recurring Capital Expenditures $ 100,000 $ 115,000 Full Year 2026 Guidance (1) RETURN TO TABLE OF CONTENTS (dollars in thousands, except per share data) Full year 2026 guidance is based in part on the following assumptions: • Mid-point Same Property SHOP NOI: ◦ Year over year occupancy growth of approximately 300 bps. ◦ Revenue growth of approximately 8.0% and average monthly rate growth of approximately 5.3%. ◦ Operating expense growth of approximately 5.7%, with ExpPOR growth of approximately 3.0%. • Mid-point general and administrative expense of approximately $32,500 (4). • Mid-point share of EBITDAre from unconsolidated joint ventures of approximately $17,500. • Mid-point interest expense of approximately $149,000. • Weighted average shares of approximately 242 million. • No acquisitions. • No dispositions other than 13 communities under contract and expected to close in March 2026. (1) DHC does not provide a reconciliation of non-GAAP measures that it discloses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts, or at all, including, most notably, impairment of assets, gain (loss) on sale of properties, loss on modification or early extinguishment of debt and equity in net earnings of investees. These items that would be contained in the comparable GAAP measures are not indicative of DHC’s ongoing operations, are uncertain, depend on various factors, and could have a material impact on DHC’s GAAP results for the guidance period. (2) NOI from Medical Office and Life Science properties is expected to decline from $108,130 in 2025 largely because DHC sold 31 Medical Office and Life Science properties during 2025 that contributed $12,331 of NOI during the year ended December 31, 2025. (3) Normalized FFO is expected to increase from $64,421 in 2025 largely because DHC was impacted by discount accretion of $63,241 on DHC's then senior secured notes due 2026. (4) Excludes the impact of business management incentive fees, if any.

Key Financial Data

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Selected Balance Sheet Data:					
Total gross assets	$ 6,451,156	$ 6,760,986	$ 6,886,404	$ 7,108,119	$ 7,219,782
Total assets	$ 4,361,250	$ 4,683,974	$ 4,756,441	$ 4,995,843	$ 5,137,005
Total liabilities	$ 2,695,682	$ 2,995,244	$ 2,901,468	$ 3,047,792	$ 3,178,162
Total equity	$ 1,665,568	$ 1,688,730	$ 1,854,973	$ 1,948,051	$ 1,958,843
Selected Income Statement Data:					
Total revenues	$ 379,571	$ 388,706	$ 382,712	$ 386,864	$ 379,619
Net loss	$ (21,221)	$ (164,040)	$ (91,639)	$ (8,986)	$ (87,446)
NOI	$ 72,524	$ 63,319	$ 70,132	$ 72,538	$ 64,443
Adjusted EBITDAre	$ 72,399	$ 62,866	$ 73,613	$ 75,109	$ 67,049
FFO	$ 4,912	$ (5,886)	$ 13,577	$ (10,006)	$ 11,805
Normalized FFO	$ 21,823	$ 9,721	$ 18,572	$ 14,305	$ 5,290
CAD	$ (3,170)	$ 17,218	$ 5,167	$ 25,985	$ (16,875)
Rolling four quarter CAD	$ 45,200	$ 31,495	$ 1,470	$ (9,463)	$ (33,037)
Per Share Data (basic and diluted):					
Net loss	$ (0.09)	$ (0.68)	$ (0.38)	$ (0.04)	$ (0.36)
FFO	$ 0.02	$ (0.02)	$ 0.06	$ (0.04)	$ 0.05
Normalized FFO	$ 0.09	$ 0.04	$ 0.08	$ 0.06	$ 0.02
CAD	$ (0.01)	$ 0.07	$ 0.02	$ 0.11	$ (0.07)
Rolling four quarter CAD	$ 0.19	$ 0.13	$ 0.01	$ (0.03)	$ (0.13)
Dividends:					
Annualized dividend declared per common share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	0.8 %	0.9 %	1.1 %	1.7 %	1.7 %
Normalized FFO payout ratio	11.1 %	25.0 %	12.5 %	16.7 %	50.0 %
CAD payout ratio	(100.0)%	14.3 %	50.0 %	9.1 %	(14.3)%
Rolling four quarter CAD payout ratio	21.1 %	30.8 %	400.0 %	(133.3)%	(30.8)%


The Pointe at Pompano Beach
Pompano Beach, FL

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Q4 2025 7

Q4 2025 8 December 31, 2025 December 31, 2024 Assets Real estate properties: Land $ 542,403 $ 605,973 Buildings and improvements 5,406,403 5,817,279 Total real estate properties, gross 5,948,806 6,423,252 Accumulated depreciation (2,089,906) (2,082,777) Total real estate properties, net 3,858,900 4,340,475 Investments in unconsolidated joint ventures 120,126 126,859 Assets of properties held for sale 23,085 276,270 Cash and cash equivalents 105,407 144,584 Restricted cash 16,392 5,270 Equity method investment 27,200 24,590 Acquired real estate leases and other intangible assets, net 20,663 26,300 Other assets, net 189,477 192,657 Total assets $ 4,361,250 $ 5,137,005 Liabilities and Equity Secured revolving credit facility $ — $ — Senior secured notes, net 365,005 826,974 Senior unsecured notes, net 1,580,726 1,957,319 Secured debt and finance leases, net 455,093 126,611 Liabilities of properties held for sale 3,426 6,024 Accrued interest 30,683 23,092 Other liabilities 260,749 238,142 Total liabilities 2,695,682 3,178,162 Commitments and contingencies Common shares of beneficial interest, $.01 par value: 300,000,000 shares authorized, 242,121,025 and 241,271,703 shares issued and outstanding, respectively 2,421 2,413 Additional paid in capital 4,622,572 4,620,313 Cumulative net income 1,122,137 1,408,023 Cumulative other comprehensive loss (12) (17) Cumulative distributions (4,081,550) (4,071,889) Total equity 1,665,568 1,958,843 Total liabilities and equity $ 4,361,250 $ 5,137,005 Condensed Consolidated Balance Sheets (dollars in thousands, except share data) RETURN TO TABLE OF CONTENTS The Court at Palm Aire Pompano Beach, FL

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,	
	2025	2024	2025	2024
Revenues:				
Rental income	$ 56,157	$ 63,883	$ 225,198	$ 251,038
Residents fees and services	323,414	315,736	1,312,655	1,244,389
Total revenues	379,571	379,619	1,537,853	1,495,427
Expenses:				
Property operating expenses	307,047	315,176	1,259,340	1,236,542
Depreciation and amortization	62,008	77,508	261,923	284,957
General and administrative [1] [2]	12,536	(1,245)	45,502	26,518
Acquisition and certain other transaction related costs	9,099	267	10,356	2,510
Impairment of assets	2,994	29,016	165,702	70,734
Total expenses	393,684	420,722	1,742,823	1,621,261
Gain (loss) on sale of properties	13,759	38	117,730	(18,938)
Gain on insurance recoveries [3]	—	—	7,522	—
Interest and other income	1,532	1,735	5,839	8,950
Interest expense (including net amortization of debt discounts, premiums and issuance costs of $11,848, $26,795, $77,942 and $103,437, respectively)	(46,855)	(59,518)	(204,498)	(235,239)
Loss on modification or early extinguishment of debt	(2,138)	(115)	(42,526)	(324)
Loss before income taxes and equity in net earnings of investees	(47,815)	(98,963)	(320,903)	(371,385)
Income tax (expense) benefit	(514)	38	(1,743)	(467)
Equity in net earnings of investees	27,108	11,479	36,760	1,597
Net loss	$ (21,221)	$ (87,446)	$ (285,886)	$ (370,255)
Weighted average common shares outstanding (basic and diluted)	240,662	239,949	240,286	239,535
Per common share data (basic and diluted):				
Net loss	$ (0.09)	$ (0.36)	$ (1.19)	$ (1.55)

(1) DHC recognized incentive management fees of $5,674 during the three months ended December 31, 2025. DHC reversed $6,934 of incentive management fees during the three months ended December 31, 2024.
(2) DHC recognized incentive management fees of $17,905 during the year ended December 31, 2025. DHC did not recognize an incentive management fee for the year ended December 31, 2024.
(3) During the year ended December 31, 2025, DHC recognized a gain of $7,522 on insurance recoveries from a claim settled during the first quarter of 2025.

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Q4 2025
9

Debt Summary

DIVERSIFIED HEALTHCARE TRUST

As of December 31, 2025
(dollars and sq. ft. in thousands)

	Coupon Rate	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:						
$150,000 revolving credit facility - secured by 14 properties (1)	6.470%	6.470%	$ —	6/11/2029	$ —	3.4
Mortgage - secured by 14 properties (2)	6.188%	6.188%	140,000	3/31/2028	138,578	2.2
Weighted average rate / total secured floating rate debt	**6.188%**	**6.188%**	**140,000**		**138,578**	**2.2**
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2028	4.750%	4.750%	500,000	2/15/2028	500,000	2.1
Senior unsecured notes due 2031	4.375%	4.375%	500,000	3/1/2031	500,000	5.2
Senior unsecured notes due 2042	5.625%	5.625%	350,000	8/1/2042	350,000	16.6
Senior unsecured notes due 2046	6.250%	6.250%	250,000	2/1/2046	250,000	20.1
Weighted average rate / total unsecured fixed rate debt	**5.059%**	**5.059%**	**1,600,000**		**1,600,000**	**9.1**
Secured Fixed Rate Debt:						
Senior secured notes due 2030 (3)	7.250%	7.250%	375,000	10/15/2030	375,000	4.8
Finance leases - two properties (4)	7.700%	7.700%	613	4/30/2026	155	0.3
Mortgage - secured by four properties	6.572%	6.572%	63,499	6/7/2030	58,211	4.4
Mortgage - secured by eight properties	6.864%	6.864%	120,000	6/11/2034	120,000	8.4
Mortgages - secured by seven properties (5)	6.220%	6.220%	108,873	5/1/2035	101,724	9.3
Mortgages - secured by two properties (6)	6.360%	6.360%	30,284	6/1/2035	27,361	9.4
Mortgage - secured by one property	6.444%	6.444%	5,847	7/6/2043	46	17.5
Weighted average rate / total secured fixed rate debt	**6.919%**	**6.919%**	**704,116**		**682,497**	**6.4**
Weighted average rate / total debt	**5.659%**	**5.659%**	**$ 2,444,116**		**$ 2,421,075**	**7.9**

(1) DHC is required to pay interest on borrowings under this facility at a rate of SOFR plus a premium, which was 2.50% per annum as of December 31, 2025. DHC also pays an unused commitment fee of 25 to 35 basis points per annum based on amounts outstanding under this facility. DHC has two six-month extension options for the maturity date of this facility, subject to satisfaction of certain conditions and payment of an extension fee.
(2) This mortgage loan requires that interest be paid at an annual rate of SOFR plus a premium of 2.50%, with interest-only payments through April 2027, and DHC has two six-month extension options for the interest-only period, subject to satisfaction of certain conditions. In connection with this mortgage loan, DHC has purchased an interest rate cap for $47 through March 2026 with a SOFR strike rate equal to 4.50%. DHC has two one-year extension options for the maturity date of this mortgage loan, subject to satisfaction of certain conditions and payment of an extension fee.
(3) These notes are secured by first-priority liens on the equity interests of subsidiaries owning 36 properties.
(4) In January 2026, DHC provided notice to exercise its purchase option for its two properties subject to finance leases for $14,500, with closing expected in April 2026.
(5) This mortgage loan requires interest-only payments through May 2030.
(6) This mortgage loan requires interest-only payments through June 2028.

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Q4 2025 11 $139,063 $500,000 $500,000 $0 $600,000 $1,866 $2,273 $1,587 $1,883 $435,151 $1,993 $2,122 $2,259 $122,405 $133,514 Secured Floating Rate Debt Unsecured Fixed Rate Debt Secured Fixed Rate Debt 2026 2027 2028 2029 2030 2031 2032 2033 2034 Thereafter $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 Debt Maturity Schedule (3) RETURN TO TABLE OF CONTENTS (dollars in thousands) As of December 31, 2025 (1) Represents amount outstanding under DHC's $140,000 mortgage loan. DHC has two one-year extension options for the maturity date of this mortgage loan, subject to satisfaction of certain conditions and payment of an extension fee. (2) DHC had no outstanding borrowings under its $150,000 secured revolving credit facility as of December 31, 2025. This facility matures in 2029, with two six-month extension options, subject to satisfaction of certain conditions and payment of an extension fee. (3) Includes $613 of finance lease obligations due through April 2026. In January 2026, DHC provided notice to exercise its purchase option for its two properties subject to finance leases for $14,500, with closing expected in April 2026. (1) (2)

Q4 2025 12 Leverage Ratios, Coverage Ratios and Bond Covenants RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 Leverage Ratios: Net debt / total gross assets 36.3% 38.1% 37.3% 36.4% 40.2% Net debt / gross book value of real estate assets 37.3% 38.7% 37.9% 37.8% 40.5% Secured debt / total assets 19.4% 25.2% 23.4% 18.2% 20.8% Variable rate debt / net debt 6.0% 5.4% 5.4% —% —% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 8.1x 10.0x 8.7x 8.8x 11.2x Adjusted EBITDAre / interest expense 1.5x 1.3x 1.4x 1.3x 1.1x As of and For the Trailing Twelve Months Ended 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 Bond Covenants: Maintenance Covenant Total unencumbered assets / unsecured debt - required minimum 150.0% 256.1% 212.5% 238.6% 258.6% 262.2% Incurrence Covenants Total debt / adjusted total assets - allowable maximum 60.0% 37.5% 40.7% 38.9% 40.2% 41.7% Secured debt / adjusted total assets - allowable maximum 40.0% 13.0% 17.3% 16.0% 12.7% 14.6% Consolidated income available for debt service / debt service - required minimum 1.50x 1.80x 1.78x 2.20x 2.09x 1.95x Valencia, CA Greenwood, IN

Summary of Capital Expenditures

DIVERSIFIED HEALTHCARE TRUST

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

	For the Three Months Ended					For the Year Ended	
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
SHOP fixed assets and capital improvements	$ 18,236	$ 33,306	$ 24,283	$ 21,115	$ 33,406	$ 96,940	93,043
Medical Office and Life Science Portfolio lease related costs	14,370	4,961	3,528	3,847	5,347	26,706	21,289
Medical Office and Life Science Portfolio building improvements	2,465	2,295	1,518	1,524	1,872	7,802	6,002
Subtotal Medical Office and Life Science Portfolio	16,835	7,256	5,046	5,371	7,219	34,508	27,291
Wellness centers lease related costs	—	—	—	—	3,616	—	20,618
Total recurring capital expenditures	$ 35,071	$ 40,562	$ 29,329	$ 26,486	$ 44,241	$ 131,448	$ 140,952
SHOP avg. units managed during period	24,062	24,889	24,939	25,006	25,065	24,098	25,093
Medical Office and Life Science Portfolio avg. sq. ft. during period	6,245	7,166	7,510	7,787	8,073	6,756	8,282
SHOP fixed assets and capital improvements per avg. unit managed during period	$ 758	$ 1,338	$ 974	$ 844	$ 1,333	$ 4,023	$ 3,708
Medical Office and Life Science Portfolio building improvements per avg. sq. ft. during period	$ 0.39	$ 0.32	$ 0.20	$ 0.20	$ 0.23	$ 1.15	$ 0.72

Development, redevelopment and other activities - SHOP	$ 2,101	$ 1,865	$ 4,660	$ 5,568	$ 27,950	$ 14,194	$ 46,558
Development, redevelopment and other activities - Medical Office and Life Science Portfolio	133	175	—	—	650	308	3,012
Total development, redevelopment and other activities	$ 2,234	$ 2,040	$ 4,660	$ 5,568	$ 28,600	$ 14,502	$ 49,570

Capital expenditures by segment:							
SHOP	$ 20,337	$ 35,171	$ 28,943	$ 26,683	$ 61,356	$ 111,134	$ 139,601
Medical Office and Life Science Portfolio	16,968	7,431	5,046	5,371	7,869	34,816	30,303
Wellness centers	—	—	—	—	3,616	—	20,618
Total capital expenditures	$ 37,305	$ 42,602	$ 33,989	$ 32,054	$ 72,841	$ 145,950	$ 190,522

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Q4 2025
13

Q4 2025 14 DHC does not have any significant ongoing redevelopments as of December 31, 2025. (1) Reflects units prior to redevelopment. Redevelopment Information (dollars in millions) RETURN TO TABLE OF CONTENTS Medical Office and Life Science Portfolio As of December 31, 2025 Project Location Type of Property Number of Units (1) Estimated Project Costs Total Costs Incurred as of December 31, 2025 Estimated Completion Date Pueblo Norte Senior Living Scottsdale, AZ IL/AL 205 $ 26.2 $ 22.8 Q1 2026 / Q2 2027 Residences of Chevy Chase Chevy Chase, MD IL/AL 310 9.0 1.4 Q2 2026 $ 35.2 $ 24.2 SHOP

Property Dispositions Information Since January 1, 2025

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands, except gross sales price per unit or square foot)

Dispositions:

Month Sold	Location	Segment	Number of Properties	Gross Sales Price	Gross Sales Price Per Unit or Square Foot [1]	Occupancy [2]
January	Wilmington, DE	SHOP	1	$ 2,900	$ 28,431	0.0 %
January	San Diego, CA	Medical Office and Life Science Portfolio [3]	3	159,025	$ 855.07	49.2 %
February	Tempe, AZ	Medical Office and Life Science Portfolio	1	16,800	$ 204.22	0.0 %
February	Various	All Other [3]	18	135,000	$ 154,110	100.0 %
March	Cromwell, CT	Medical Office and Life Science Portfolio [3]	1	7,100	$ 109.57	100.0 %
May	Nashville, TN	SHOP	1	11,150	$ 92,917	0.0 %
May	St. Louis, MO	Medical Office and Life Science Portfolio	1	5,250	$ 23.90	0.0 %
July	Various	Medical Office and Life Science Portfolio	2	4,800	$ 19.63	0.0 %
July	Cherry Hill, NJ	All Other	1	4,000	$ 41,237	0.0 %
August	Pittsburgh, PA	Medical Office and Life Science Portfolio	1	1,800	$ 13.64	23.0 %
September	Macon, GA	SHOP	1	1,600	$ 40,000	94.7 %
September	Silver Spring, MD	Medical Office and Life Science Portfolio	1	4,250	$ 46.11	0.0 %
October	Various	SHOP	7	21,430	$ 36,051	71.0 %
October	Mansfield, MA	Medical Office and Life Science Portfolio [3]	1	10,700	$ 85.74	0.0 %
November	Various	SHOP	4	10,000	$ 51,813	58.6 %
November	Various	Medical Office and Life Science Portfolio [3]	2	11,766	$ 165.39	59.3 %
December	Various	SHOP	5	56,510	$ 85,363	90.7 %
December	Various	Medical Office and Life Science Portfolio [3]	18	140,793	$ 128.64	80.1 %
		Total Dispositions	69	$ 604,874		

Under Agreement or Letter of Intent as of February 20, 2026:

Segment	Number of Properties	Estimated Gross Sales Price	Gross Sales Price Per Unit or Square Foot [1]	Occupancy [2]
SHOP	13	$ 23,000	$ 34,380	80.0 %

(1) Represents gross sales price per unit for the SHOP segment and All Other properties and gross sales price per square foot for the Medical Office and Life Science Portfolio.
(2) Occupancy is presented for the one month ended prior to the date of sale for the SHOP segment and as of the month end prior to the date of sale for the Medical Office and Life Science Portfolio and All Other properties.
(3) DHC used aggregate net proceeds of $402,234 from the sales of certain of these properties to partially redeem its senior secured notes due 2026. These senior secured notes were redeemed in full in December 2025.

RETURN TO TABLE OF CONTENTS Q4 2025 15

Investments in Unconsolidated Joint Ventures (1)

DIVERSIFIED HEALTHCARE TRUST

As of December 31, 2025
(dollars in thousands)

Investments in Unconsolidated Joint Ventures

Joint Venture	Location	Type of Property	Number of Properties	Square Feet	Occupancy	Weighted Average Lease Term	DHC Ownership	DHC Carrying Value of Investment	Three Months Ended December 31, 2025	
									Joint Venture FFO	Joint Venture EBITDAre
Seaport Innovation LLC	Boston, MA	Life Science	1	1,134,479	100%	18.2 years	10%	$ 73,471	$ 12,669	$ 27,314
The LSMD Fund REIT LLC	Various	Medical Office / Life Science	10	1,068,763	98%	5.4 years	20%	46,655	3,654	9,402
Total / Weighted Average			11	2,203,242	99%	14.2 years		$ 120,126	$ 16,323	$ 36,716

Unconsolidated Debt

Joint Venture	Secured Debt (2)	Coupon Rate	Maturity Date	Principal Balance (3)	DHC Ownership	DHC Share of Principal Balance (4)
Seaport Innovation LLC	Fixed Rate - 1 Property	5.596%	9/1/2030	$ 1,000,000	10%	$ 100,000
The LSMD Fund REIT LLC	Fixed Rate - 9 Properties	3.457%	2/11/2032	189,800	20%	37,960
The LSMD Fund REIT LLC	Floating Rate - 1 Property (5)	5.650%	2/9/2027	266,825	20%	53,365
Total / Weighted Average		5.327%		$ 1,456,625		$ 191,325

(1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website.
(2) The mortgage loans require interest-only payments until the respective maturity dates.
(3) Reflects the entire balance of the debt secured by the properties. DHC provides certain limited recourse guarantees on the debt secured by the Seaport Innovation LLC property, with its liability limited to $100,000. The debt secured by The LSMD Fund REIT LLC properties is non-recourse to DHC.
(4) Reflects DHC's proportionate share of the principal debt balances based on its ownership percentage of the joint ventures.
(5) The joint venture exercised its final one-year extension option for the maturity date of this mortgage loan and purchased an interest rate cap effective through February 2027 with a SOFR strike rate of approximately 5.94%. This mortgage loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.90%.

RETURN TO TABLE OF CONTENTS Q4 2025 16

Q4 2025 17 Investments in Unconsolidated Joint Ventures (continued) (1) (dollars in thousands) RETURN TO TABLE OF CONTENTS As of December 31, 2025 (1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website. (2) Based on the aggregate annualized rental income of DHC's unconsolidated joint ventures. A nn ua liz ed R en ta l I nc om e Seaport Innovation LLC The LSMD Fund REIT LLC 2026 2027 2028 2029 2030 2031 2032 and thereafter $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 $110,000 $120,000 $130,000 $140,000 Unconsolidated Joint Ventures Lease Expiration Schedule Number of Leases Expiring 11 7 14 16 19 12 24 % of Total Annualized Rental Income Expiring 1.5% 0.8% 1.5% 6.0% 5.1% 10.3% 74.8% Major Tenants of Unconsolidated Joint Ventures Joint Venture Tenant % of Annualized Rental Income of Joint Ventures (2) Seaport Innovation LLC Vertex Pharmaceuticals Inc. 66.7% The LSMD Fund REIT LLC Cedars-Sinai Medical Center 11.3% The LSMD Fund REIT LLC Seattle Genetics, Inc. 2.6% The LSMD Fund REIT LLC Complete Genomics, Inc. 1.7% The LSMD Fund REIT LLC Stryker Corporation 1.7% Life Science: 76% Medical Office: 24% Property Type (2) MA: 70% CA: 22% TX: 3% WA: 3% NY: 2% Geographic Diversification (2)

Q4 2025 18 FL: 12%TX: 10% CA: 7% GA: 7% WI: 5% MD: 5% NC: 5% IN: 4% VA: 4% IL: 4% 23 Other States + D.C.: 37% (based on Gross Book Value of Real Estate Assets as of December 31, 2025) (1) Senior living communities are categorized by the type of living units which constitute a majority of the living units at the community. (2) Memory care communities are classified as assisted living communities. Portfolio Summary by Geographic Diversification and Property Type Geographic Diversification RETURN TO TABLE OF CONTENTS Independent Living: 36% Medical Office: 28% Assisted Living: 17% Life Science: 11% Wellness Centers: 5% SNFs: 3% Property Type (1) (2) (based on Q4 2025 NOI)

Q4 2025 19 Portfolio Summary RETURN TO TABLE OF CONTENTS (dollars in thousands, except investment per unit or square foot) As of December 31, 2025 Number of Properties Square Feet or Number of Units Gross Book Value of Real Estate Assets % of Total Gross Book Value of Real Estate Assets Investment Per Unit or Square Foot % of Q4 2025 Total Revenues % of Q4 2025 Total NOI Q4 2025 Q4 2025 Revenues NOI SHOP 212 23,217 units $ 4,416,727 70.4% $ 190,237 $ 323,414 85.2% $ 36,193 49.9 % Medical office 54 4,370,850 sq. ft. 1,066,095 17.0% $ 244 34,728 9.1% 20,002 27.6 % Life science 13 1,187,239 sq. ft. 423,296 6.7% $ 357 13,061 3.5% 8,110 11.2 % Subtotal Medical Office and Life Science Portfolio 67 5,558,089 sq. ft. 1,489,391 23.7% $ 268 47,789 12.6% 28,112 38.8 % Triple net leased senior living communities 9 1,328 units 161,734 2.6% $ 121,788 4,457 1.2% 4,457 6.1 % Wellness centers 10 812,246 sq. ft. 208,110 3.3% $ 256 3,911 1.0% 3,762 5.2 % Total 298 $ 6,275,962 100.0% $ 379,571 100.0% $ 72,524 100.0%

DIVERSIFIED HEALTHCARE TRUST

SHOP Units by Operator

(dollars in thousands)

Manager	Location	Number of Properties [1]	Unit Count as of December 31, 2025				
			Assisted Living	Independent Living and Active Adult	Memory Care	Skilled Nursing	Total
Discovery Senior Living	Various (7 States)	44	2,357	2,117	621	—	5,095
Sinceri Senior Living	Various (11 States)	38	2,548	4,252	461	—	7,261
Charter Senior Living	FL/IL/MD/TN/VA/WI	30	1,338	—	421	—	1,759
Phoenix Senior Living	AL/AR/KY/MO/NC/SC	26	1,037	337	284	164	1,822
Tutera Senior Living	IL/IN/KS/TN	18	286	1,537	144	—	1,967
Oaks-Caravita Senior Care [2]	GA/SC	16	648	40	202	—	890
Stellar Senior Living	AZ/CO/NM/TX	14	383	755	131	746	2,015
Northstar Senior Living	AZ/CA	7	121	—	297	—	418
WellQuest Living	CA/NV	5	280	497	21	—	798
Navion Senior Solutions	SC	5	213	—	25	—	238
Oaks Senior Living	GA	3	159	—	105	—	264
IntegraCare Senior Living	PA	2	113	—	33	—	146
Ciel Senior Living	NY	1	75	36	195	—	306
The RMR Group	TX	1	—	169	—	—	169
Omega Senior Living	NE	1	69	—	—	—	69
Total		211	9,627	9,740	2,940	910	23,217
% of Total			41.5%	42.0%	12.7%	3.9%	100%

(1) Excludes one closed senior living community.

(2) Includes 13 communities with 669 units (505 assisted living units and 164 memory care units) classified as held for sale as of December 31, 2025. These communities had NOI of $(1,230) for the three months ended December 31, 2025.

[RETURN TO TABLE OF CONTENTS](#)

Q4 2025 20

SHOP Segment and Same Property - Results of Operations

DIVERSIFIED HEALTHCARE TRUST

CONSOLIDATED RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended		
	12/31/2025	9/30/2025	12/31/2024
Number of Properties	212	229	232
Number of Units	23,217	24,906	24,978
Occupancy	81.6 %	81.5 %	80.0 %
Average Monthly Rate	$ 5,497	$ 5,472	$ 5,249
Year Over Year Average Monthly Rate % Change	4.7 %		
Residents Fees and Services	$ 323,414	$ 333,390	$ 315,736
Property Operating Expenses	(287,221)	(303,770)	(290,803)
NOI	$ 36,193	$ 29,620	$ 24,933
NOI Margin %	11.2 %	8.9 %	7.9 %
Sequential NOI % Change	22.2 %		
Year Over Year NOI % Change	45.2 %		

SAME PROPERTY RESULTS OF OPERATIONS (1)

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended		
	12/31/2025	9/30/2025	12/31/2024
Number of Properties	184	184	184
Number of Units	21,201	21,201	21,201
Occupancy	82.4 %	82.4 %	81.5 %
Average Monthly Rate	$ 5,480	$ 5,414	$ 5,182
Year Over Year Average Monthly Rate % Change	5.8 %		
Residents Fees and Services	$ 288,190	$ 287,516	$ 272,973
Property Operating Expenses	(249,899)	(255,585)	(242,957)
NOI	$ 38,291	$ 31,931	$ 30,016
NOI Margin %	13.3 %	11.1 %	11.0 %
Sequential NOI % Change	19.9 %		
Year Over Year NOI % Change	27.6 %		



Rio Las Palmas
Stockton, CA



Overture at Plano
Plano, TX

(1) Same property includes properties classified as same property for the three months ended December 31, 2025 for all periods presented.

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Q4 2025
21

Senior Living NOI by Manager (1)

(dollars in thousands)

Manager	Number of Properties	Q4 2025 NOI: SHOP	Q4 2025 NOI: Triple Net Leased Senior Living Communities	Q4 2025 NOI: Total NOI	% of Total Q4 2025 NOI (2)
Five Star Senior Living	—	$ 7,624	$ —	$ 7,624	18.8%
Sinceri Senior Living	38	5,974	—	5,974	14.7%
Stellar Senior Living	18	4,009	1,571	5,580	13.7%
Discovery Senior Living	44	3,949	—	3,949	9.7%
WellQuest Senior Living	5	3,603	—	3,603	8.9%
Phoenix Senior Living, LLC	26	3,283	—	3,283	8.1%
Tutera Senior Living	18	3,073	62	3,135	7.7%
Oaks Senior Living	3	2,258	—	2,258	5.6%
Maxwell Group	1	—	1,787	1,787	4.4%
Charter Senior Living, LLC	30	1,660	—	1,660	4.1%
Northstar Senior Living	7	961	—	961	2.4%
Navion Senior Solutions	5	841	—	841	2.1%
Covenant Care	1	—	535	535	1.3%
The RMR Group LLC	1	471	—	471	1.2%
Ciel Senior Living	1	471	—	471	1.2%
Remaining (3)	23	(1,984)	502	(1,482)	(3.9)%
Total	221	$ 36,193	$ 4,457	$ 40,650	100.0%

(1) Managers' NOI for the three months ended December 31, 2025 reflect results of communities transitioned during the quarter. All communities had been transitioned from Five Star to different operators as of December 31, 2025.
(2) Percentage calculated based on total NOI for the three months ended December 31, 2025 for SHOP and triple net leased senior living communities.
(3) Includes 13 communities with 669 units classified as held for sale as of December 31, 2025. These communities had NOI of $(1,230) for the three months ended December 31, 2025.

RETURN TO TABLE OF CONTENTS Q4 2025 22

Senior Living Results of Operations by Location

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands, except average monthly rate)

As of and For the Three Months Ended

Markets	Number of Properties	NOI 12/31/2025	NOI %	NOI 12/31/2024	NOI Change	Occupancy 12/31/2025	Occupancy 12/31/2024	Occupancy Basis Point Change	Average Monthly Rate 12/31/2025	Average Monthly Rate 12/31/2024	Average Monthly Rate Change
Primary	78	$ 19,741	54.5%	$ 14,472	36.4 %	81.0%	79.0%	200	$ 5,630	$ 5,392	4.4 %
Secondary	59	7,236	20.0%	4,226	71.2 %	80.7%	78.6%	210	$ 5,217	$ 4,939	5.6 %
Other	75	9,216	25.5%	6,235	47.8 %	83.9%	83.1%	80	$ 5,505	$ 5,269	4.5 %
Total / Average SHOP	212	$ 36,193	100.0%	$ 24,933	45.2 %	81.6%	80.0%	160	$ 5,497	$ 5,249	4.7 %

Q4 2025 NOI

Core-Based Statistical Areas	Number of Properties	SHOP	Triple Net Leased Senior Living Communities	Total NOI	% of Total Q4 2025 NOI
New York, NY	4	$ 1,978	$ —	$ 1,978	4.9%
Indianapolis, IN	4	186	1,787	1,973	4.9%
Washington, DC	6	1,838	—	1,838	4.5%
Tampa, FL	2	1,777	—	1,777	4.4%
Atlanta, GA	13	1,656	—	1,656	4.1%
Baltimore, MD	4	1,618	—	1,618	4.0%
Miami, FL	10	1,582	—	1,582	3.9%
San Diego, CA	3	1,538	—	1,538	3.8%
Louisville, KY	1	1,285	—	1,285	3.2%
Denver, CO	3	1,231	—	1,231	3.0%
Albuquerque, NM	1	1,193	—	1,193	2.9%
Tucson, AZ	1	1,028	—	1,028	2.5%
Knoxville, TN	3	970	—	970	2.4%
San Antonio, TX	4	940	—	940	2.3%
Chicago, IL	2	937	—	937	2.3%
Virginia Beach, VA	7	893	—	893	2.2%
Lexington, KY	2	847	—	847	2.1%
Boston, MA	1	775	—	775	1.9%
Seattle, WA	2	—	684	684	1.7%
Houston, TX	3	657	—	657	1.6%
Remaining	145	13,264	1,986	15,250	37.4%
Total Senior Living	221	$ 36,193	$ 4,457	$ 40,650	100.0%

RETURN TO TABLE OF CONTENTS Q4 2025 23

Medical Office and Life Science Portfolio and Same Property - Results of Operations

DIVERSIFIED HEALTHCARE TRUST

CONSOLIDATED RESULTS OF OPERATIONS
(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended		
	12/31/2025	9/30/2025	12/31/2024
Number of Properties	67	88	98
Square Feet	5,558	6,931	7,953
Occupancy	91.2 %	86.6 %	82.2 %
Rental Income	$ 47,789	$ 48,201	$ 51,715
NOI	$ 28,112	$ 26,675	$ 27,331
Cash Basis NOI	$ 26,525	$ 26,251	$ 27,579
NOI Margin %	58.8 %	55.3 %	52.8 %
Cash Basis NOI Margin %	57.2 %	54.7 %	52.9 %
Sequential NOI % Change	5.4 %		
Sequential Cash Basis NOI % Change	1.0 %		
Year Over Year NOI % Change	2.9 %		
Year Over Year Cash Basis NOI % Change	(3.8)%		

SAME PROPERTY RESULTS OF OPERATIONS (1)
(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended		
	12/31/2025	9/30/2025	12/31/2024
Number of Properties	65	65	65
Square Feet	5,349	5,349	5,349
Occupancy	94.7 %	94.6 %	94.6 %
Rental Income	$ 40,388	$ 40,761	$ 39,195
NOI	$ 24,203	$ 24,116	$ 22,928
Cash Basis NOI	$ 24,134	$ 23,893	$ 23,242
NOI Margin %	59.9 %	59.2 %	58.5 %
Cash Basis NOI Margin %	59.6 %	58.7 %	58.6 %
Sequential NOI % Change	0.4 %		
Sequential Cash Basis NOI % Change	1.0 %		
Year Over Year NOI % Change	5.6 %		
Year Over Year Cash Basis NOI % Change	3.8 %		


Golden Valley, MN


Medtronic
San Antonio, TX

(1) Same property includes properties classified as same property for the three months ended December 31, 2025 for all periods presented.

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Q4 2025
24

Medical Office and Life Science Portfolio and Same Property - Results of Operations (continued)

DIVERSIFIED HEALTHCARE TRUST

Three Months Ended December 31, 2025 and 2024

CONSOLIDATED RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended December 31, 2025			As of and For the Three Months Ended December 31, 2024		
	Medical Office	Life Science	Total Medical Office and Life Science Portfolio	Medical Office	Life Science	Total Medical Office and Life Science Portfolio
Number of Properties	54	13	67	75	23	98
Square Feet	4,371	1,187	5,558	5,180	2,773	7,953
Occupancy	89.5 %	97.5 %	91.2 %	84.4 %	72.0 %	82.2 %
Rental Income	$ 34,728	$ 13,061	$ 47,789	$ 35,392	$ 16,323	$ 51,715
NOI	$ 20,002	$ 8,110	$ 28,112	$ 17,863	$ 9,468	$ 27,331
Cash Basis NOI	$ 18,556	$ 7,969	$ 26,525	$ 18,183	$ 9,396	$ 27,579
NOI Margin %	57.6 %	62.1 %	58.8 %	50.5 %	58.0 %	52.8 %
Cash Basis NOI Margin %	55.5 %	61.4 %	57.2 %	50.7 %	57.6 %	52.9 %
NOI % Change	12.0 %	(14.3)%	2.9 %			
Cash Basis NOI % Change	2.1 %	(15.2)%	(3.8)%			

SAME PROPERTY RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended December 31, 2025			As of and For the Three Months Ended December 31, 2024		
	Medical Office	Life Science	Total Medical Office and Life Science Portfolio	Medical Office	Life Science	Total Medical Office and Life Science Portfolio
Number of Properties	52	13	65	52	13	65
Square Feet	4,162	1,187	5,349	4,162	1,187	5,349
Occupancy	94.0 %	97.5 %	94.7 %	93.8 %	97.5 %	94.6 %
Rental Income	$ 27,996	$ 12,392	$ 40,388	$ 27,000	$ 12,195	$ 39,195
NOI	$ 16,620	$ 7,583	$ 24,203	$ 15,324	$ 7,604	$ 22,928
Cash Basis NOI	$ 16,707	$ 7,427	$ 24,134	$ 15,667	$ 7,575	$ 23,242
NOI Margin %	59.4 %	61.2 %	59.9 %	56.8 %	62.4 %	58.5 %
Cash Basis NOI Margin %	59.2 %	60.5 %	59.6 %	57.1 %	62.1 %	58.6 %
NOI % Change	8.5 %	(0.3)%	5.6 %			
Cash Basis NOI % Change	6.6 %	(2.0)%	3.8 %			

RETURN TO TABLE OF CONTENTS Q4 2025 25

Portfolio Leasing Summary (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

Medical Office and Life Science Portfolio

	As of and For the Three Months Ended					As of and For the Year Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025
Properties	67	88	92	93	98	67
Total square feet	5,558	6,931	7,400	7,620	7,953	5,558
Occupancy	91.2 %	86.6 %	82.9 %	80.6 %	82.2 %	91.2 %
Leasing Activity (sq. ft.):						
New leases	24	10	4	120	10	158
Renewals	57	76	102	25	102	260
Total	81	86	106	145	112	418
% Change in GAAP Rent: (2)						
New leases	10.0 %	29.8 %	(1.9)%	22.0 %	15.8 %	20.0 %
Renewals	7.1 %	6.9 %	12.0 %	4.2 %	6.0 %	8.5 %
Total	7.9 %	9.1 %	11.5 %	18.4 %	6.9 %	12.4 %
Weighted Average Lease Term (years):						
New leases	7.4	7.5	6.2	11.6	5.3	10.6
Renewals	8.4	6.6	7.1	3.5	6.7	6.9
Total	8.2	6.7	7.0	10.2	6.5	8.2
Leasing Costs and Concession Commitments:						
New leases	$ 1,603	$ 601	$ 165	$ 9,832	$ 411	$ 12,201
Renewals	1,878	1,793	2,214	291	1,671	6,176
Total	$ 3,481	$ 2,394	$ 2,379	$ 10,123	$ 2,082	$ 18,377
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 64.67	$ 62.74	$ 36.62	$ 82.19	$ 42.59	$ 76.99
Renewals	$ 33.38	$ 23.46	$ 21.75	$ 11.61	$ 16.36	$ 23.79
Total	$ 42.95	$ 27.84	$ 22.38	$ 69.96	$ 18.62	$ 43.96
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 8.74	$ 8.42	$ 5.91	$ 7.08	$ 8.09	$ 7.27
Renewals	$ 3.96	$ 3.54	$ 3.08	$ 3.31	$ 2.46	$ 3.45
Total	$ 5.26	$ 4.14	$ 3.18	$ 6.87	$ 2.86	$ 5.33

(1) The leasing summary on this page is based on leases entered into during the periods indicated.

(2) Percent difference in prior rents charged for same space or, in the case of vacant space acquired, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to DHC, exclude lease value amortization and are net of lease concessions.

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Q4 2025 26

Tenants Representing 1% Or More of Total Annualized Rental Income

As of December 31, 2025

(dollars in thousands)

	Tenant	Type of Property	Annualized Rental Income		% of Annualized Rental Income	Expiration
1	Advocate Aurora Health	Medical office	$	16,939	8.8%	2031
2	Life Time Athletic	Wellness center		12,285	6.4%	2040 - 2044
3	Alamar Biosciences, Inc.	Life science		6,827	3.5%	2034
4	KSQ Therapeutics, Inc.	Life science		5,559	2.9%	2032
5	Sonova Holding AG	Life science		5,405	2.8%	2033
6	Stratford Retirement, LLC	Senior living		5,234	2.7%	2033
7	Stellar Senior Living, LLC	Senior living		4,799	2.5%	2027
8	Boston Children's Hospital	Medical office		4,377	2.3%	2028
9	AbbVie Inc.	Life science		3,916	2.0%	2027
10	Tokio Marine Holdings Inc.	Medical office		3,908	2.0%	2026 - 2033
11	McKesson Corporation	Medical office		3,823	2.0%	2028 - 2030
12	United Healthcare Services, Inc.	Medical office		3,741	1.9%	2026
13	Revvity, Inc.	Life science		3,681	1.9%	2028
14	Hawaii Pacific Health	Medical office		3,592	1.9%	2029 - 2036
15	Medtronic, Inc.	Medical office		3,387	1.8%	2028
16	New York University	Medical office		3,335	1.7%	2026 - 2031
17	HCA Holdings Inc.	Medical office		3,319	1.7%	2026 - 2031
18	Ultragenyx Pharmaceutical Inc.	Life science		3,139	1.6%	2026
19	Sentara Health	Medical office		3,008	1.6%	2027 - 2032
20	Orthofix Medical Inc.	Life science		2,814	1.5%	2037
21	The University of Kansas Health System	Medical office		2,447	1.3%	2027 - 2028
22	Cytek BioSciences, Inc.	Life science		2,290	1.2%	2029
23	Think Surgical, Inc.	Life science		2,161	1.1%	2026
24	Covenant Care California, LLC	Senior living		2,034	1.1%	2030
25	Covenant Health System	Medical office		2,022	1.0%	2034
	All Other Tenants			78,558	40.8%	2026 - 2045
	Total Tenants		$	192,600	100.0%	

RETURN TO TABLE OF CONTENTS
Q4 2025 27

Medical Office and Life Science Portfolio Lease Expiration Schedule

DIVERSIFIED HEALTHCARE TRUST

As of December 31, 2025

(dollars in thousands)

Annualized Rental Income Expiring

Year	Medical Office Annualized Rental Income Expiring	Life Science Annualized Rental Income Expiring	Total Annualized Rental Income Expiring	% of Total Annualized Rental Income Expiring	Cumulative % of Total Annualized Rental Income Expiring
2026	$ 11,036	$ 5,300	$ 16,336	10.1%	10.1%
2027	10,700	3,916	14,616	9.0%	19.1%
2028	20,197	11,776	31,973	19.7%	38.8%
2029	10,783	4,136	14,919	9.2%	48.0%
2030	6,783	1,574	8,357	5.1%	53.1%
2031	22,896	—	22,896	14.1%	67.2%
2032	6,078	5,559	11,637	7.2%	74.4%
2033	7,975	5,405	13,380	8.2%	82.6%
2034	4,368	6,827	11,195	6.9%	89.5%
2035 and thereafter	12,705	4,302	17,007	10.5%	100.0%
Total	$ 113,521	$ 48,795	$ 162,316	100.0%	
Average remaining lease term (weighted by annualized rental income)	4.9 years	5.1 years	5.0 years		

Square Feet with Leases Expiring

Year	Medical Office Leased Square Feet Expiring	Life Science Leased Square Feet Expiring	Total Leased Square Feet Expiring	% of Total Leased Square Feet Expiring	Cumulative % of Total Leased Square Feet Expiring
2026	367,517	138,968	506,485	10.0%	10.0%
2027	367,452	197,976	565,428	11.2%	21.2%
2028	951,572	105,462	1,057,034	20.9%	42.1%
2029	281,796	182,232	464,028	9.2%	51.3%
2030	241,525	97,400	338,925	6.7%	58.0%
2031	821,580	—	821,580	16.2%	74.2%
2032	217,334	54,633	271,967	5.4%	79.6%
2033	182,719	116,444	299,163	5.9%	85.5%
2034	123,856	88,508	212,364	4.2%	89.7%
2035 and thereafter	354,898	175,675	530,573	10.3%	100.0%
Total	3,910,249	1,157,298	5,067,547	100.0%	
Average remaining lease term (weighted by leased square feet)	4.6 years	4.8 years	4.7 years		

RETURN TO TABLE OF CONTENTS Q4 2025 28

Q4 2025 29 Annualized Rental Income Expiring Year Number of Properties Number of Units or Square Feet Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2026 — — $ — —% —% 2027 4 533 units 4,799 15.8% 15.8% 2028 — — — —% 15.8% 2029 1 155 units 547 1.8% 17.6% 2030 5 277 units and 129,600 sq. ft. 5,046 16.7% 34.3% 2031 — — — —% 34.3% 2032 — — — —% 34.3% 2033 1 215 units 5,234 17.3% 51.6% 2034 — — — —% 51.6% 2035 and thereafter 8 148 units and 682,646 sq. ft. 14,658 48.4% 100.0% Total 19 $ 30,284 100.0% Average remaining lease term (weighted by annualized rental income): 9.7 years. All Other Lease Expiration Schedule As of December 31, 2025 RETURN TO TABLE OF CONTENTS (dollars in thousands) The Horizon Club Deerfield Beach, FL

Company Profile and Research Coverage

DIVERSIFIED HEALTHCARE TRUST

The Company:
DHC is a REIT focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of December 31, 2025, DHC's approximately $6.3 billion portfolio included 298 properties in 33 states and Washington, D.C., with approximately 25,000 senior living units, approximately 5.6 million square feet of medical office and life science properties and occupied by approximately 290 tenants.

Management:
DHC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on both residential and commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of December 31, 2025, RMR had over $37 billion of real estate assets under management and the combined RMR managed companies owned approximately 1,800 properties. DHC believes that being managed by RMR is a competitive advantage for DHC because of RMR's depth of management and experience in the real estate industry. DHC also believes RMR provides management services to it at costs that are lower than DHC would have to pay for similar quality services if DHC were self-managed.

Equity Research Coverage

B. Riley Securities, Inc.
John Massocca
(646) 885-5424
jmassocca@brileysecurities.com

Citizens
Aaron Hecht
(415) 835-3963
ahecht@jmpsecurities.com

RBC Capital Markets
Michael Carroll
(440) 715-2649
michael.carroll@rbccm.com

Rating Agencies and Issuer Ratings

Moody's Investors Service
Christian Azzi
(212) 553-9342
christian.azzi@moodys.com

S & P Global
Diandra Prutton
(917) 231-4054
diandra.prutton@spglobal.com

DHC is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding DHC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of DHC or its management. DHC does not by its reference on this page imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

RETURN TO TABLE OF CONTENTS Q4 2025 30

Q4 2025 31 Board of Trustees Christopher J. Bilotto Alan L. Felder Managing Trustee Independent Trustee Lisa Harris Jones Phyllis M. Hollis Lead Independent Trustee Independent Trustee Dawn K. Neher Adam D. Portnoy Independent Trustee Chair of the Board & Managing Trustee Jeffrey P. Somers Independent Trustee Officers Christopher J. Bilotto Matthew C. Brown President and Chief Executive Officer Chief Financial Officer and Treasurer Anthony Paula Vice President Governance Information RETURN TO TABLE OF CONTENTS Park Summit at Coral Springs Coral Springs, FL

Calculation and Reconciliation of NOI and Cash Basis NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Calculation of NOI and Cash Basis NOI:							
Revenues:							
Rental income	$ 56,157	$ 55,316	$ 55,167	$ 58,558	$ 63,883	$ 225,198	$ 251,038
Residents fees and services	323,414	333,390	327,545	328,306	315,736	1,312,655	1,244,389
Total revenues	379,571	388,706	382,712	386,864	379,619	1,537,853	1,495,427
Property operating expenses	(307,047)	(325,387)	(312,580)	(314,326)	(315,176)	(1,259,340)	(1,236,542)
NOI	72,524	63,319	70,132	72,538	64,443	278,513	258,885
Non-cash straight line rent adjustments included in rental income	(203)	(450)	146	(455)	160	(962)	(1,445)
Lease value amortization included in rental income	30	29	28	26	22	113	106
Lease termination fees included in rental income	(1,399)	—	—	(600)	—	(1,999)	(203)
Non-cash amortization included in property operating expenses	(199)	(199)	(199)	(199)	(201)	(796)	(798)
Cash Basis NOI	$ 70,753	$ 62,699	$ 70,107	$ 71,310	$ 64,424	$ 274,869	$ 256,545
Reconciliation of Net Loss to NOI and Cash Basis NOI:							
Net loss	$ (21,221)	$ (164,040)	$ (91,639)	$ (8,986)	$ (87,446)	$ (285,886)	$ (370,255)
Equity in net earnings of investees	(27,108)	(5,083)	(3,082)	(1,487)	(11,479)	(36,760)	(1,597)
Income tax expense (benefit)	514	337	843	49	(38)	1,743	467
Loss on modification or early extinguishment of debt	2,138	11,191	126	29,071	115	42,526	324
Interest expense	46,855	48,886	50,926	57,831	59,518	204,498	235,239
Interest and other income	(1,532)	774	(2,982)	(2,099)	(1,735)	(5,839)	(8,950)
Gain on insurance recoveries	—	—	—	(7,522)	—	(7,522)	—
(Gain) loss on sale of properties	(13,759)	(1,260)	7,429	(110,140)	(38)	(117,730)	18,938
Impairment of assets	2,994	93,243	30,993	38,472	29,016	165,702	70,734
Acquisition and certain other transaction related costs	9,099	1,158	75	24	267	10,356	2,510
General and administrative	12,536	12,789	11,177	9,000	(1,245)	45,502	26,518
Depreciation and amortization	62,008	65,324	66,266	68,325	77,508	261,923	284,957
NOI	72,524	63,319	70,132	72,538	64,443	278,513	258,885
Non-cash straight line rent adjustments included in rental income	(203)	(450)	146	(455)	160	(962)	(1,445)
Lease value amortization included in rental income	30	29	28	26	22	113	106
Lease termination fees included in rental income	(1,399)	—	—	(600)	—	(1,999)	(203)
Non-cash amortization included in property operating expenses	(199)	(199)	(199)	(199)	(201)	(796)	(798)
Cash Basis NOI	$ 70,753	$ 62,699	$ 70,107	$ 71,310	$ 64,424	$ 274,869	$ 256,545

RETURN TO TABLE OF CONTENTS Q4 2025 32

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended December 31, 2025				For the Three Months Ended September 30, 2025				For the Three Months Ended December 31, 2024			
Calculation of NOI and Cash Basis NOI:	SHOP	Medical Office and Life Science Portfolio	All Other	Total	SHOP	Medical Office and Life Science Portfolio	All Other	Total	SHOP	Medical Office and Life Science Portfolio	All Other	Total
Rental income / residents fees and services	$ 323,414	$ 47,789	$ 8,368	$ 379,571	$ 333,390	$ 48,201	$ 7,115	$ 388,706	$ 315,736	$ 51,715	$ 12,168	$ 379,619
Property operating expenses	(287,221)	(19,677)	(149)	(307,047)	(303,770)	(21,526)	(91)	(325,387)	(290,803)	(24,384)	11	(315,176)
NOI	$ 36,193	$ 28,112	$ 8,219	$ 72,524	$ 29,620	$ 26,675	$ 7,024	$ 63,319	$ 24,933	$ 27,331	$ 12,179	$ 64,443
NOI	$ 36,193	$ 28,112	$ 8,219	$ 72,524	$ 29,620	$ 26,675	$ 7,024	$ 63,319	$ 24,933	$ 27,331	$ 12,179	$ 64,443
Non-cash straight line rent adjustments included in rental income	—	(19)	(184)	(203)	—	(254)	(196)	(450)	—	427	(267)	160
Lease value amortization included in rental income	—	30	—	30	—	29	—	29	—	22	—	22
Lease termination fees included in rental income	—	(1,399)	—	(1,399)	—	—	—	—	—	—	—	—
Non-cash amortization included in property operating expenses	—	(199)	—	(199)	—	(199)	—	(199)	—	(201)	—	(201)
Cash Basis NOI	$ 36,193	$ 26,525	$ 8,035	$ 70,753	$ 29,620	$ 26,251	$ 6,828	$ 62,699	$ 24,933	$ 27,579	$ 11,912	$ 64,424
Reconciliation of NOI to Same Property NOI:												
NOI	$ 36,193	$ 28,112	$ 8,219	$ 72,524	$ 29,620	$ 26,675	$ 7,024	$ 63,319	$ 24,933	$ 27,331	$ 12,179	$ 64,443
NOI of properties not included in same property results	2,098	(3,909)	(62)	(1,873)	2,311	(2,559)	—	(248)	5,083	(4,403)	(4,175)	(3,495)
Same Property NOI	$ 38,291	$ 24,203	$ 8,157	$ 70,651	$ 31,931	$ 24,116	$ 7,024	$ 63,071	$ 30,016	$ 22,928	$ 8,004	$ 60,948
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:												
Same Property NOI	$ 38,291	$ 24,203	$ 8,157	$ 70,651	$ 31,931	$ 24,116	$ 7,024	$ 63,071	$ 30,016	$ 22,928	$ 8,004	$ 60,948
Non-cash straight line rent adjustments included in rental income	—	75	(166)	(91)	—	(113)	(196)	(309)	—	409	(258)	151
Lease value amortization included in rental income	—	29	—	29	—	30	—	30	—	30	—	30
Lease termination fees included in rental income	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash amortization included in property operating expenses	—	(173)	—	(173)	—	(140)	—	(140)	—	(125)	—	(125)
Same Property Cash Basis NOI	$ 38,291	$ 24,134	$ 7,991	$ 70,416	$ 31,931	$ 23,893	$ 6,828	$ 62,652	$ 30,016	$ 23,242	$ 7,746	$ 61,004

RETURN TO TABLE OF CONTENTS Q4 2025 33

Calculation and Reconciliation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Net loss	$ (21,221)	$ (164,040)	$ (91,639)	$ (8,986)	$ (87,446)	$ (285,886)	$ (370,255)
Interest expense	46,855	48,886	50,926	57,831	59,518	204,498	235,239
Income tax expense (benefit)	514	337	843	49	(38)	1,743	467
Depreciation and amortization	62,008	65,324	66,266	68,325	77,508	261,923	284,957
EBITDA	88,156	(49,493)	26,396	117,219	49,542	182,278	150,408
(Gain) loss on sale of properties	(13,759)	(1,260)	7,429	(110,140)	(38)	(117,730)	18,938
Impairment of assets	2,994	93,243	30,993	38,472	29,016	165,702	70,734
Equity in net earnings of investees	(27,108)	(5,083)	(3,082)	(1,487)	(11,479)	(36,760)	(1,597)
Share of EBITDA*re* from unconsolidated joint ventures	4,612	4,511	4,463	4,494	4,515	18,080	16,342
Adjustments to reflect DHC's share of EBITDA*re* attributable to an equity method investment	—	4,831	1,502	1,589	1,679	7,922	18,230
EBITDA*re*	54,895	46,749	67,701	50,147	73,235	219,492	273,055
General and administrative expense paid in common shares	593	1,164	1,062	592	324	3,411	2,747
Incentive management fees (1)	5,674	5,676	4,148	2,407	(6,934)	17,905	—
Acquisition and certain other transaction related costs	9,099	1,158	75	24	267	10,356	2,510
Gain on insurance recoveries	—	—	—	(7,522)	—	(7,522)	—
Loss on modification or early extinguishment of debt	2,138	11,191	126	29,071	115	42,526	324
Adjustments to reflect DHC's share of Adjusted EBITDA*re* attributable to an equity method investment	—	(3,072)	501	390	42	(2,181)	(11,815)
Adjusted EBITDA*re*	$ 72,399	$ 62,866	$ 73,613	$ 75,109	$ 67,049	$ 283,987	$ 266,821

(1) In January 2026, DHC paid RMR an incentive management fee of $17,905 for the year ended December 31, 2025. DHC did not recognize an incentive management fee for the year ended December 31, 2024.

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Q4 2025

34

Calculation and Reconciliation of FFO, Normalized FFO and CAD

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Net loss	$ (21,221)	$ (164,040)	$ (91,639)	$ (8,986)	$ (87,446)	$ (285,886)	$ (370,255)
Depreciation and amortization	62,008	65,324	66,266	68,325	77,508	261,923	284,957
(Gain) loss on sale of properties	(13,759)	(1,260)	7,429	(110,140)	(38)	(117,730)	18,938
Impairment of assets	2,994	93,243	30,993	38,472	29,016	165,702	70,734
Equity in net earnings of investees	(27,108)	(5,083)	(3,082)	(1,487)	(11,479)	(36,760)	(1,597)
Share of FFO from unconsolidated joint ventures	1,998	2,199	2,715	2,737	2,672	9,649	9,006
Adjustments to reflect DHC's share of FFO attributable to an equity method investment	—	3,731	895	1,073	1,572	5,699	13,807
FFO	4,912	(5,886)	13,577	(10,006)	11,805	2,597	25,590
Incentive management fees [(1)]	5,674	5,676	4,148	2,407	(6,934)	17,905	—
Acquisition and certain other transaction related costs	9,099	1,158	75	24	267	10,356	2,510
Gain on insurance recoveries	—	—	—	(7,522)	—	(7,522)	—
Loss on modification or early extinguishment of debt	2,138	11,191	126	29,071	115	42,526	324
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment	—	(2,418)	646	331	37	(1,441)	(8,755)
Normalized FFO	$ 21,823	$ 9,721	$ 18,572	$ 14,305	$ 5,290	$ 64,421	$ 19,669

(1) In January 2026, DHC paid RMR an incentive management fee of $17,905 for the year ended December 31, 2025. DHC did not recognize an incentive management fee for the year ended December 31, 2024.

RETURN TO TABLE OF CONTENTS Q4 2025 35

Calculation and Reconciliation of FFO, Normalized FFO and CAD (continued)

DIVERSIFIED HEALTHCARE TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Normalized FFO	$ 21,823	$ 9,721	$ 18,572	$ 14,305	$ 5,290	$ 64,421	$ 19,669
General and administrative expense paid in common shares	593	1,164	1,062	592	324	3,411	2,747
Net amortization of debt discounts, premiums and issuance costs	11,848	20,121	19,886	26,087	26,795	77,942	103,437
Non-cash amortization included in expenses	(942)	(943)	(942)	(943)	(944)	(3,770)	(3,772)
Non-cash straight line rent adjustments included in rental income	(203)	(450)	146	(455)	160	(962)	(1,445)
Lease value amortization included in rental income	30	29	28	26	22	113	106
Recurring capital expenditures	(35,071)	(40,562)	(29,329)	(26,486)	(44,241)	(131,448)	(140,952)
Share of FFO from unconsolidated joint ventures	(1,998)	(2,199)	(2,715)	(2,737)	(2,672)	(9,649)	(9,006)
Adjustments to reflect DHC's share of FFO and Normalized FFO attributable to an equity method investment	—	(1,313)	(1,541)	(1,404)	(1,609)	(4,258)	(5,052)
Unconsolidated joint venture distributions [1]	750	28,250	—	—	—	29,000	1,231
Equity method investment distribution	—	3,400	—	17,000	—	20,400	—
CAD	$ (3,170)	$ 17,218	$ 5,167	$ 25,985	$ (16,875)	$ 45,200	$ (33,037)
Weighted average common shares outstanding (basic and diluted)	240,662	240,385	240,132	239,957	239,949	240,286	239,535
Per common share data (basic and diluted):							
Net loss	$ (0.09)	$ (0.68)	$ (0.38)	$ (0.04)	$ (0.36)	$ (1.19)	$ (1.55)
FFO	$ 0.02	$ (0.02)	$ 0.06	$ (0.04)	$ 0.05	$ 0.01	$ 0.11
Normalized FFO	$ 0.09	$ 0.04	$ 0.08	$ 0.06	$ 0.02	$ 0.27	$ 0.08
CAD	$ (0.01)	$ 0.07	$ 0.02	$ 0.11	$ (0.07)	$ 0.19	$ (0.14)

(1) In August 2025, DHC received a cash distribution of $28,000 from the Seaport Innovation LLC joint venture in connection with the refinancing of the Seaport Innovation LLC's prior mortgage loan.

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Q4 2025 36

Non-GAAP Financial Measures and Certain Definitions

Non-GAAP Financial Measures

DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, Adjusted EBITDA*re*, funds from operations, or FFO, normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI, and same property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.

NOI, Cash Basis NOI, Same Property NOI, and Same Property Cash Basis NOI

The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI as shown on pages 31 and 32. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

DHC calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 33. EBITDA*re* is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains or losses on the sale of properties, equity in net earnings or losses of investees, impairment of real estate assets, if any, and including adjustments to reflect DHC's proportionate share of EBITDA*re* of DHC's equity method investees, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDA*re*, DHC adjusts for the items shown on page 33. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than DHC does.

FFO and Normalized FFO

DHC calculates FFO and Normalized FFO as shown on page 34. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in net earnings or losses of investees, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, and including adjustments to reflect DHC's proportionate share of FFO of DHC's equity method investees, plus real estate depreciation and amortization of consolidated properties, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO, DHC adjusts for the items shown on page 34, including similar adjustments for DHC's unconsolidated joint ventures, if any, and incentive management fees, if any. FFO and Normalized FFO are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than DHC does.

Cash Available for Distribution

DHC calculates CAD as shown on page 35. DHC defines CAD as Normalized FFO minus DHC's proportionate share of Normalized FFO from unconsolidated joint venture properties and its equity method investment, plus operating cash flow distributions received from DHC's unconsolidated joint ventures and equity method investment, if any, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, and paid incentive management fees, if any, as well as certain other adjustments currently not applicable to DHC. CAD is among the factors considered by DHC's Board of Trustees when determining the amount of distributions to DHC's shareholders. Other real estate companies and REITs may calculate CAD differently than DHC does.

RETURN TO TABLE OF CONTENTS Q4 2025 37

Q4 2025 38 Adjusted total assets Adjusted total assets is the original cost of real estate assets calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. AlerisLife AlerisLife means AlerisLife Inc. All Other All Other operations consists of triple net leased wellness centers and senior living communities that are leased to third party operators from which DHC receives rents, and any other revenue or expenses that are not attributable to a specific reportable segment. Annualized dividend yield Annualized dividend yield is the annualized dividend declared during the applicable period divided by the closing price of DHC's common shares at the end of the relevant period. Annualized rental income Annualized rental income is based on rents pursuant to existing leases as of December 31, 2025. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases, and excludes lease value amortization. Amounts of annualized rental income for DHC's medical office and life science properties also exclude leases that expired on December 31, 2025 and 100% of rents pursuant to existing leases as of December 31, 2025 from the medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Average monthly rate Reflects the average monthly residents fees and services per occupied unit for the period presented. The average monthly rate is calculated based on the actual number of days during the period. Building improvements Building improvements generally include expenditures to replace obsolete building components that extend the useful life of existing assets or other improvements to increase the marketability of the property. Cash basis NOI margin % Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. Consolidated income available for debt service Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment, gains or losses on equity securities, gains or losses on sales of properties and modification or early extinguishment of debt, determined together with debt service for the applicable period. Core-Based Statistical Areas Core-Based Statistical Areas, or CBSAs, are geographic regions that identify areas as either metropolitan or micropolitan or neither. The Office of Management and Budget defined CBSAs in 2000. CBSAs are reclassified in every census using a combination of data and census information. Coupon rate Coupon rate is the interest rate stated in, or determined pursuant to, the contract terms. Development, redevelopment and other activities Development, redevelopment and other activities generally include capital expenditures that reposition a property or result in change of use or new sources of revenue. From time to time DHC invests in revenue producing capital improvements at certain of its triple net leased senior living communities. As a result, annual rents payable to DHC increase pursuant to the terms of the applicable leases. These capital improvements are not included in DHC's development, redevelopment and other activities. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q4 2025 39 Estimated completion date Estimated completion date can depend on various factors, including when lease agreements are signed with tenants in DHC's Medical Office and Life Science Portfolio. Therefore, the actual completion date may vary. Estimated project costs Estimated project costs include estimated construction costs and leasing capital up to stabilization. ExPOR ExPOR, or expenses per occupied room, is calculated by dividing total operating expenses by the number of occupied units for the period presented. Five Star Five Star, or Five Star Senior Living, was an operating division of AlerisLife. GAAP GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price Gross sales price excludes closing costs. Incentive management fees Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees will be calculated based on common share total return, as defined in DHC's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expense in DHC's condensed consolidated statements of income (loss) and will be payable to RMR in January of the following calendar year. Incurrence covenants Incurrence covenants are financial covenants which DHC is required to comply with in order to incur debt under its secured revolving credit facility and senior secured and unsecured notes indentures and their supplements. Interest rate Interest rate includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and secured and unsecured notes; excludes effects of debt issuance costs and the unused fee on DHC's secured revolving credit facility. Interest rate reflects the impact of interest rate caps, as applicable. Investment per unit or square foot Investment per unit or square foot represents gross book value of real estate assets divided by number of rentable square feet or living units, as applicable, at December 31, 2025. Lease related costs Lease related costs generally include capital expenditures to improve tenants’ space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Maintenance covenant DHC's maintenance covenant is a financial covenant which it is required to comply with on a quarterly basis pursuant to the indentures governing DHC's senior secured and unsecured notes. Net debt Net debt is the total outstanding principal of DHC's debt less cash and cash equivalents. NOI margin % NOI margin % is defined as NOI as a percentage of rental income or residents fees and services, as appropriate. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q4 2025 40 Occupancy Occupancy for DHC's SHOP segment is presented for the duration of the period shown; occupancy for DHC's Medical Office and Life Science Portfolio is presented as of the end of the period shown. Medical office and life science occupancy data includes (i) out of service assets undergoing redevelopment, (ii) space which is leased but is not occupied or is being offered for sublease by tenants and (iii) space being fitted out for occupancy. Medical Office and Life Science Portfolio Medical Office and Life Science Portfolio consists of medical office properties leased to medical providers and other medical related businesses, as well as life science properties leased to biotech laboratories and other similar tenants. DHC's medical office and life science property leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where DHC is responsible for the operation and maintenance of the properties and DHC charges tenants for some or all of the property operating costs. A small percentage of DHC's medical office and life science property leases are full-service leases where DHC receives fixed rent from its tenants and no reimbursement for its property operating costs. Other operator managed communities Other operator managed communities are senior living communities in DHC's SHOP segment, which are managed by third party managers other than Five Star. Primary markets Primary markets are made up of 31 of the largest CBSAs in the United States. Data for primary markets is often presented aggregated. Principal balance Principal balances are the amounts stated in the contracts less the principal amount of any repayments made. In accordance with GAAP, DHC's carrying values and recorded interest expense may be different because of market conditions at the time DHC assumed certain of these debts. The principal balance of DHC's secured revolving credit facility includes amounts outstanding as of the date presented, if any. Rolling four quarter CAD Represents CAD for the preceding twelve month period as of the respective quarter end date. Same Property As of and for the three months ended December 31, 2025, same property consists of properties owned, in service and reported in the same segment since October 1, 2024; excludes properties classified as held for sale, closed or out of service, if any, planned dispositions and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Properties are included in same property once stabilized for the full period in both comparison periods presented. As of and for the year ended December 31, 2025, same property consists of properties owned, in service and reported in the same segment since January 1, 2024; excludes properties classified as held for sale, closed or out of service, if any, planned dispositions and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Properties are included in same property once stabilized for the full period in both comparison periods presented. Secondary markets Secondary markets are made up of 68 large CBSAs in the United States that are not included in the primary markets. Data for secondary markets is often presented aggregated. SHOP SHOP, or Senior Housing Operating Portfolio, consists of senior living communities managed by third party senior living managers that provide short term and long term residential living and in some cases care and other services for residents where DHC pays fees to the managers to operate the communities. Properties in this segment include independent living communities, assisted living communities, active adult rental communities and SNFs. SNF SNF is a skilled nursing facility. SOFR SOFR is the one-month term secured overnight financing rate. Square feet Square feet measurements are subject to modest changes when space is periodically remeasured or reconfigured for new tenants. Square feet for prior periods exclude space remeasurements made subsequent to those periods. Excludes data from medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q4 2025 41 Total gross assets Total gross assets is total assets plus accumulated depreciation. Total unencumbered assets Total unencumbered assets is the original cost of real estate assets not encumbered by mortgage debt calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. Triple net leased senior living communities Triple net leased senior living communities include independent and assisted living communities and SNFs. Unit count Unit count is by the type of living units at DHC's senior living communities within its SHOP segment. Weighted average lease term Weighted average lease term is weighted based on annualized rental income pursuant to existing leases as of December 31, 2025. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q4 2025 42 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: DHC's positive momentum, improved balance sheet and strong shareholder return; performance of and improvement in DHC's SHOP segment; DHC's 2026 guidance and related assumptions, including with respect to SHOP NOI growth; DHC's property acquisitions and dispositions; DHC’s potential exercise of extension options for the maturity date of the applicable debt instruments; DHC's ability to continue to fund capital expenditures in accordance with its business plan, including SHOP community upgrades; and DHC's redevelopment, repositioning and construction activities and plans. Forward-looking statements reflect DHC's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause DHC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause DHC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of unfavorable market and commercial real estate industry conditions due to possible reduced demand for healthcare related space and senior living communities, uncertainties surrounding interest rates, wage and commodity price inflation, supply chain disruptions, volatility in the public debt and equity markets, changing tariffs and trade policies and related uncertainty, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization, among other things, on DHC and its managers and other operators and tenants; DHC's senior living operators' abilities to successfully and profitably operate the communities they manage for DHC; the continuing impact of changing market practices on DHC and its managers and other operators and tenants, such as delayed recovery of the senior housing industry, reduced demand for leased medical office, life science and other space of DHC and residencies at senior living communities and increased operating costs; the financial strength of DHC's managers and other operators and tenants; whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services; whether DHC’s tenants will renew or extend their leases or whether DHC will obtain replacement tenants on terms as favorable to DHC as its prior leases; the likelihood that DHC's tenants and residents will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions; DHC’s managers’ abilities to increase or maintain rates charged to residents of DHC’s senior living communities and manage operating costs for those communities; DHC's ability to increase or maintain occupancy at its properties on terms desirable to DHC; DHC's ability to increase rents when its leases expire or renew; costs DHC incurs and concessions it grants to lease its properties; risk and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of inflation, cost overruns, tariffs, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; DHC's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants and residents; DHC's ability to effectively raise and balance its use of debt and equity capital; DHC's ability to purchase cost effective interest rate caps; DHC’s ability to comply with the financial covenants under its debt agreements; DHC's ability to make required payments on its debt; DHC's ability to maintain sufficient liquidity, including the availability of borrowings under its secured revolving credit facility, and otherwise manage leverage; DHC's credit ratings; DHC’s ability to sell properties at prices or returns it targets, and the timing of such sales; DHC's ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional real estate joint ventures or to attract co-venturers and benefit from DHC's existing joint ventures or any real estate joint ventures it may enter into; DHC's ability to acquire, develop, redevelop or reposition properties that realize its targeted returns; DHC’s ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of RMR to successfully manage DHC; competition in the real estate industry, particularly in those markets in which DHC’s properties are located; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; exposure to litigation and regulatory and government proceedings due to the nature of the senior living and other health and wellness related service businesses; actual and potential conflicts of interest with DHC's related parties, including DHC’s Managing Trustees, RMR, ABP Trust, AlerisLife and others affiliated with them; limitations imposed by and DHC’s ability to satisfy complex rules to maintain DHC’s qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other manmade or natural disasters beyond DHC’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in DHC's periodic filings. The information contained in DHC's filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon DHC's forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS